Exhibit 99.1
VimpelCom Presentation to ISS June 18, 2007

Forward-Looking Statements This presentation contains forward-looking statements that involve risks and uncertainties. In addition, other written or oral statements which constitute forward-looking statements have been made and may in the future be made by or on behalf of Telenor ASA ("Telenor"). In this presentation, such forward-looking statements include, without limitation, statements relating to (1) the implementation of strategic initiatives, (2) the results or consequences of any meeting of shareholders of OAO "Vimpel- Communications" ("VimpelCom"), (3) the consequences of certain proposed transactions involving VimpelCom, Telenor and members of the Alfa Group Consortium (4) statements relating to Telenor's or VimpelCom's future business development and economic performance and (5) other statements regarding matters that are not historical facts. The words "anticipate", "believe", "expect", "estimate", "will", "may", "would", "should" and similar expressions identify certain of these forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements because actual events and results may differ materially from the expected results described by such forward-looking statements. Many factors may influence Telenor's or VimpelCom's actual results and cause them to differ materially from expected results as described in such forward-looking statements. Telenor disclaims any intention or obligation to update and revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional Information and Where to Find It Telenor has filed with the Securities and Exchange Commission (the "SEC") a statement on Schedule 13D with respect to Telenor's interest in the securities of OAO "Vimpel-Communications" ("VimpelCom") and a number of amendments thereto (as so amended, the "Schedule 13D"). Investors and security holders are urged to read the Schedule 13D, as well as Telenor's and VimpelCom's respective filings on Form 20-F and Form 6-K, and any other relevant documents filed or to be filed with the SEC, as well as any amendments or supplements to those documents, because they contain (or will contain) important information. Investors and security holders may obtain free copies of such documents at the SEC's website (http://www.sec.gov).

Content Telenor's Vision for VimpelCom 2007 AGM Telenor IR Contact Information

I. Telenor's Vision for VimpelCom

Telenor's view on VimpelCom's strategy VimpelCom has attractive growth opportunities Telenor supports VimpelCom management in drawing up an international expansion plan Telenor opposes expansion through acquisition of expensive and often disputed assets from Altimo

The URS transaction, November 2005 Current status VimpelCom acquired URS for an aggregate cash purchase price of $231.3million plus $23.5 million of debt Telenor strongly opposed the transaction as the acquisition did not satisfy sound investment criteria: URS was and is still a weak #4 operator in a highly competitive market The acquisition was not supported by a solid business plan The due diligence was insufficient and the risk elements were not carefully evaluated Based on market and financial development during 2006 Telenor maintains the view that the acquisition price was too high Telenor's business plan for URS still gives NPV ~0 URS investment exemplifies unsound expansion decision

Telenor's contribution to VimpelCom A proven long-term industrial partner as VimpelCom competes in gradually more maturing markets Operational excellence Management experience Technological know-how M&A experience to contribute to expansion outside Russia and CIS Commitment to good corporate governance, transparency and protection of minority shareholder rights

Ensuring value creation in VIP

1992 – 1997

Dr. Zimin is majority shareholder and decision maker

- Venture company
- NYSE listing
- Licenses and frequencies acquired

1998 – 2001

Telenor becomes a strategic investor

- Rebuilt company after 1998 crisis
- Platform for growth
- Strong industrial base
- Best practices in internal controls and reporting

2001 – 2003

Alfa becomes a financial investor
Jo Lunder CEO

- Regional expansion
- Greenfield strategy
- Revenue growth and profitability
- Platform for future growth

2003 – 2006

Izosimov is the CEO
Alfa's influence increased

- Capitalize on market development
- Momentum from previous platforms
- Shareholder and corporate governance conflicts
- Significant acquisitions outside Russia

2007 – on

- Revenue growth
- Cost optimization
- Best global practices
- Technological and service innovations
- Value-creating expansion
- Financial controls, corporate governance and transparency

telenor

Page 8

Telenor promotes a constructive approach to shareholder dispute TRS amendment and settlement increases Telenor holding to 29.9% in VimpelCom Still working for solution on ownership and governance that will ensure continued value creation Telenor's most recent US lawsuit against Alfa is aimed at forcing Alfa to improve its disclosure, declare its true intentions vis a vis VimpelCom and cease insider trading VimpelCom and minority shareholders should benefit from claim

II. 2007 AGM

At stake - Leadership and direction of VimpelCom Elect a Board and leadership committed to long-term value creation and the interests of all shareholders Elect leaders with both global and regional competence as well as complementary skills to continue VimpelCom's growth and expansion Further develop corporate governance Future strategic decisions will directly affect minority shareholders

Alfa's control of VIP is not in the best interests of any minority shareholder Alfa has increased its stake to at least 43.8% over the past year, up from 32.9% in June 2006, through illegal street sweeps, swap transactions designed to circumvent Russian law and without making the disclosures required under US securities laws. Telenor East Invest AS v. Altimo Holdings & Investments Limited, et al. Alfa considers that its current ownership, which ensures the election of four of its nominees, provides it with "structural control" and enables it to "fully protect our shareholders" Kirill Babaev, Altimo Vice President, quoted in Vedomosti, March 22, 2007 and RBC Daily, March 22, 2007. Alfa has repeatedly made inconsistent and contradictory statements concerning its intentions with respect to VimpelCom, including that it intends to increase its ownership stake above 44%, which would give it the right under the VimpelCom Shareholders Agreement to nominate 4 non-independent directors. Alfa has a history of acquiring assets and then attempting to resell them at inflated prices to companies in which it has an interest. Examples include the attempted sale of Optima to Golden Telecom and the attempted sale of Sky Mobile/Bitel to VimpelCom. Alfa has a history of vexatious litigation against shareholders in companies it is attempting to control, harming the companies during the dispute. In Kyivstar, Alfa has tried to paralyze the company by refusing to attend board and shareholders meetings, appoint candidates for election to the board and otherwise participate in management of the company. Judge Lynch of the US District Court for the Southern District of New York stated in connection with Alfa's attempts to frustrate arbitration proceedings involving Kyivstar: "[P]laintiff, Storm and its parent [Alfa], have attempted, by means of friendly litigation in the Ukrainian courts, without notice to the other parties to the dispute in this case, to make an end run around the very process for adjudicating disputes...this effort should not be countenanced by this Court" ...."[T]he effort to disrupt the arbitration proceeding on the basis of collusive litigation in the Ukraine is basically a shabby tactic... and should not be condoned."

Telenor supported board nominees Kjell Morten Johnsen Senior Vice President of Telenor Central and Eastern Europe Telenor's representative in Russian Federation Stig Herbern Senior Partner in Credo Partners AS Ex-President of Telenor Mobile Jo Lunder Chairman of Board from Oct 2003 to July 2005 CEO of Ementor ASA Fridtjof Rusten Member of Board since June 2005 Chief Marketing officer of Pannon GSM in Hungary Arve Johansen Member of Board since June 2003 Head of Telenor Asia since Jan 2006

What's next? If you need any assistance in voting your shares, please contact our proxy agent Innisfree M&A Incorporated: In Europe: Julie Selby + 44 20 7710 9960 In the United States: Arthur B. Crozier + 1 212 750 5837

III. Telenor IR Contact Information

Telenor IR Contact information Telenor Investor Relations: Erling Thune Phone: (+47) 67 89 26 56 Tolle O.R. Groterud Phone: (+47) 67 89 39 53 Address: Telenor ASA, Investor Relations^ N-1331 Fornebu, Norway E-mail: ir@telenor.com

VimpelCom's Long-Term Industrial Telecom Partner www.telenor.com